Exhibit 2

Business.CT.gov - Filing Number: 0010519351 - Filing Date: 3/24/2022 11:41:06 AM

Filing Details

Filing Number: 0010519351	Filed On: 3/24/2022 11:41:06 AM

Primary Details

Name of Corporation in its State or Country of Formation:

REAL TRADING RESEARCH INC.

Business ALEI:	US-CT.BER:2507564
Business Email Address:	filing@acs123.com
NAICS Information:	Other Management Consulting Services
(541618)
State/Country of Incorporation:	DELAWARE
Date of Incorporation:	12/10/2021
Duration:	Perpetual
Date Corporation Began Transacting Business/Conducting Affairs in Connecticut:	03/24/2022

Required For-Profit Statement: The Corporation is for profit.

Business Location

Principal Office Address:	500 Post Rd E, Westport, CT, 06880-4431, United States

Mailing Address:	500 Post Rd E, Westport, CT, 06880-4431, United States

Appointment of Registered Agent

Type:	Individual
Agent’s Name:	Grant Poulson
Business Address:	500 Post Rd E, Westport, CT, 06880-4431, United States
Residence Address:	500 Post Rd E , Westport, CT, 06880-4431, United States

Agent Appointment Acceptance

Agent Signature:	Grant Poulson

This signature has been executed electronically

Filing Number: 0010519351	Filed On: 3/24/2022 11:41 AM

Business.CT.gov - Filing Number: 0010519351 - Filing Date: 3/24/2022 11:41:06 AM

Officer & Director Information

Name	Designation	Title	Business Address	Residence Address
Grant Poulson	Officer	president	500 Post Rd E, Westport, CT, 06880-4431, United States	500 Post Rd E, Westport, CT, 06880-4431, United States

Acknowledgement

I hereby certify and state under penalties of false statement that all the information set forth on this document is true.

I hereby electronically sign this document on behalf of: Name of

Name of Signatory:	Grant Poulson - president
Signatory Title:	N/A

Filer Name:	SAL ABECASIS
Filer Signature:	SAL ABECASIS
Execution Date:	03/24/2022

This signature has been executed electronically

Filing Number: 0010519351	Filed On: 3/24/2022 11:41 AM

Business.CT.gov - Filing Number: 0010519351 - Filing Date: 3/24/2022 11:41:06 AM

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY “REAL TRADING RESEARCH INC.” IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-FOURTH DAY OF MARCH, A.D. 2022.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID “REAL TRADING RESEARCH INC.” WAS INCORPORATED ON THE TENTH DAY OF DECEMBER, A.D. 2021.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.